Exhibit 99.3
Woodard, LLC
Financial Statements
As of December 29, 2007 and December 30, 2006

Woodard, LLC
Index
December 29, 2007 and December 30, 2006

Page(s)
Unaudited Financial Statements

Balance Sheets	1

Statements of Operations and Changes in Members’ Equity (Deficit)	2

Statements of Cash Flows	3

Notes to Financial Statements	4-9

Woodard, LLC
Balance Sheet
December 29, 2007
(Unaudited)

Dec 29,
2007
Assets
Current assets
Cash	$365,960
Receivables
Trade, less allowance for doubtful accounts of approximately $847,000	12,909,829

Other, net	1,380,810
Inventories, net	8,654,828
Prepaid expenses and other	484,794

Total current assets	23,796,222

Property, plant and equipment
Land and land improvements	—
Buildings	—
Machinery and equipment	—
Furniture, fixtures and other	—
Leasehold improvements	—

—
Less: Accumulated depreciation and amortization	—

—
Note receivable, supplier	1,439,483

Total assets	$25,235,705

Liabilities and Members’ Equity (Deficit)
Current liabilities
Accounts payable	$4,544,931
Due to affiliates, net	(427,703)
Accrued expenses	1,650,673

Total current liabilities	5,767,901
Related party debt, net of unamortized discount	—
Related party line of credit	16,125,000
Deferred employee benefits	805,652

Total liabilities	22,698,553
Members’ equity (deficit)	2,537,152

Total liabilities and members’ equity (deficit)	$25,235,705

The accompanying notes are an integral part of these financial statements.

Woodard, LLC
Statements of Operations and Changes in Members’ Equity (Deficit)
5 Months Ended December 29, 2007 and December 30, 2006
(Unaudited)

	Dec 29,	Dec 30,
	2007	2006
Net sales	$23,003,626	$29,883,161

Cost of sales	19,136,146	23,992,961

Gross profit	3,867,480	5,890,200

Selling expenses	3,904,600	3,697,323

General and administrative expenses	2,170,700	2,037,781

	6,075,300	5,735,104

Income/(Loss) from operations	(2,207,820)	155,096

Other income (expense)
Interest income	19,896	25,657
Interest expense	(529,926)	(696,886)
Other income	1,855	5,623

	(508,175)	(665,606)

Net loss	(2,715,995)	(510,510)

Members’ equity (deficit)
Beginning of the year	(11,738,155)	(2,385,502)
Members’ contribution	28,700,000	—
Current account repay and interest adj	(11,708,698)	—

End of the year	$2,537,152	$(2,896,012)

The accompanying notes are an integral part of these financial statements.

Woodard, LLC
Statements of Cash Flows
5 Months Ended December 29, 2007 and December 30, 2006
(Unaudited)

	Dec 29,	Dec 30,
	2007	2006
Cash flows from operating activities

Net cash provided by (used in) operating activities	(8,000,996)	(5,784,655)

Cash flows from investing activities
Purchases of property and equipment	(110,038)	(28,322)
Proceeds from sale of property and equipment	—	—

Net cash provided by (used in) investing activities	(110,038)	(28,322)

Cash flows from financing activities
(Repayments) borrowings on line of credit	5,725,000	4,275,000
(Repayment) note payable & current account	(26,694,179)	—
Proceeds from issuance of debt and membership interest	—	—
Members’ contributions	28,700,000	—

Net cash provided by (used in) financing activities	7,730,821	4,275,000

Net increase (decrease) in cash	(380,213)	(1,537,977)
Cash
Beginning of year	746,173	2,045,720

End of year	$365,960	$507,743

Supplemental disclosure of cash flow information
Cash paid for interest	$716,484	$845,679
The accompanying notes are an integral part of these financial statements.

Woodard, LLC
Notes to Financial Statements
December 29, 2007 and December 30, 2006
(Unaudited)
1.	Description of Business

Woodard, LLC (the “Company”), a Delaware limited liability company, is owned by Henry Crown and Company, d/b/a CC Industries, Inc. (“CCI”) and other related parties (the “Owners”). The Company, which has an operating facility in Owosso, Michigan, manufactures and distributes outdoor furniture and accessories through outdoor furniture dealers and direct sales to mass merchant customers. The Company maintains its administrative offices in Chicago, Illinois.

On January 2, 2008, the Company completed the sale of substantially all of its assets to Craftmade International, Inc., a Delaware Corporation (“Craftmade”).

2.	Summary of Significant Accounting Policies

Fiscal Year

The Company’s fiscal year is based on their selling season and is 52 or 53 weeks ending on the last Saturday in July.

Cash and Cash Equivalents

For purposes of reporting cash and cash equivalents, the Company considers all highly liquid investments having original maturities of three months or less to be cash equivalents.

Other Receivables

Amounts in other receivables represent amounts due from suppliers, net of related reserves, for both warranty claims and Company purchased fabric utilized in the supplier’s production process.

Inventories

Inventories are stated at the lower of cost, determined principally by the use of the standard cost method, which approximates first-in, first-out (“FIFO”) cost or market.

Property, Plant and Equipment

Property, plant and equipment are stated at cost. Expenditures for the maintenance and repair of property, plant and equipment are charged to expense as incurred. Expenditures for major replacement or betterment are capitalized.

Costs incurred for the purchase or development of internal use software are also included within property, plant and equipment and are accounted for under Statement of position 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use.” All costs incurred in the preliminary project stage, as well as maintenance and training are expensed as incurred. Once the development project has reached the preliminary project stage and it is deemed probable that the project will be completed and used as intended, the project is considered to have moved into the application development stage. All costs incurred in the application development stage are capitalized as incurred and are amortized over their estimated useful lives, currently estimated to be three years.

Woodard, LLC
Notes to Financial Statements
December 29, 2007 and December 30, 2006
(Unaudited)
Supplier Advance

During 2004, the Company entered into a distribution agreement with one of its suppliers and agreed to make certain advance payments for inventory purchases. In April 2007, the Company issued a non-interest bearing promissory note to the supplier in exchange for the unpaid advances issued to date or $1,477,000.

The promissory note includes a minimum payment schedule for principal payments at 2.5% of weekly inventory purchases from the supplier. The outstanding balance of the note that is not expected to be paid within one year based upon the projected volume of purchases has been classified as long-term in the accompanying balance sheets. Total purchases from this supplier were approximately $2.6 million and $3.9 million for the 5 months ending Dec 29, 2007 and December 30, 2006, respectively.

Long-Lived Assets

The Company continually evaluates whether circumstances have occurred that indicate the remaining estimated useful life of its long-lived assets may warrant revision or that the remaining balance of such assets may not be recoverable. When factors indicate that such assets should be evaluated for possible impairment, the Company uses an estimate of the undiscounted cash flows over the remaining life of the asset in measuring whether the asset is recoverable.

Insurance Liabilities

The Company is insured through commercial policies, which are shared by affiliated businesses, and name the Company as an insured. These policies are managed by CCI’s Risk Management Department. Workers’ compensation, commercial general liability and business automobile liability are insured under deductible programs. Catastrophic liability insurance is purchased in excess of CCI’s primary coverage. Provision for workers’ compensation losses under the CCI insurance program is recorded by the Company, based upon an actuarial estimate of the ultimate liability for claims incurred, provided by CCI’s insurance consultant. The Company recognized workers’ compensation and insurance expense of approximately $113,000 and $35,000 for the 5 months ending December 29, 2007 and December 30, 2006, respectively.

Product Warranties

The Company provides customers with warranties for various periods primarily covering defects in material and workmanship. The Company has established an accrual for anticipated future warranty costs based upon historical claim experience, forecasted retail sales, the level of paid dealer inventories and known warranty issues.

Income Taxes

The Company is a limited liability company, whereby income (loss) of the Company is allocated to its members for inclusion in their respective tax returns. Accordingly, no liability or provision for federal income taxes attributable to the Company’s operations is included in the accompanying financial statements. However, the Company is subject to various state and local taxes arising from operations.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of sales and expenses during the period. Actual results could differ from those estimates and assumptions.

Woodard, LLC
Notes to Financial Statements
December 29, 2007 and December 30, 2006
(Unaudited)
Revenue Recognition and Receivables

Sales are recognized upon shipment of product. Provisions for discounts to customers and returns and other adjustments are recorded as a reduction of sales at the time sales are recorded. Consistent with industry practices, the Company offers preseason early-order programs that carry extended terms whereby customers may order and take delivery of products prior to the selling season. Products sold under preseason programs have no right of return.

The Company performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses which, when incurred, have been within the range of management expectations. These allowances are established based upon current and historical information and aging of the accounts. Provisions for sales incentives and other sales-related expenses are recorded at the time of the sale.

Shipping and handling fees billed are included in sales in the income statement. Costs related to shipping and handling are included in cost of sales.

Concentration of Credit Risk

Concentration of credit risk is limited to trade accounts receivable and is subject to the financial conditions of certain major customers. There was no customer that made up more than 10% of sales for the 5 months ended December 29, 2007. Three customers accounted for 18.0%, 12.0% and 11.8% of sales for the 5 months ending December 30, 2006. Accounts receivable for these customers were 6.1%, 13.4%, and 14.2%, respectively, of total accounts receivable at December 30, 2006.

3.	Inventories

Inventories are as follows:

Dec 29,
2007
Raw materials	$5,888,070
Work in process	820,702
Finished goods	1,946,056

$8,654,828

4.	Retirement Benefits

Defined Contribution Plan
Substantially all salaried and hourly employees of the Company are eligible to participate in a CCI sponsored retirement savings plan. These employees are eligible to participate with pretax Section 401(k) payroll deductions, which the Company matches on a discretionary formula basis, as defined. Certain key management personnel are provided other supplemental benefits through nonqualified plans.

The Company’s total matching contribution of Section 401(k) payroll deductions for the retirement savings plan was approximately $37,000 and $42,000 for the 5 months ending December 29, 2007 and December 30, 2006, respectively.

Woodard, LLC
Notes to Financial Statements
December 29, 2007 and December 30, 2006
(Unaudited)
Defined Benefit Pension Plan

Substantially all employees of the Company participate in various CCI noncontributory qualified pension plans. Pension benefits are fully vested after five years. Salaried employees’ benefits are calculated based on a career average compensation formula. Hourly employees’ benefits are calculated based on a flat benefit amount per year of service. CCI’s funding policy is to contribute annually to maintain a funding level of at least 90% of the amount required under Employee Retirement Income Security Act of 1974 guidelines.

Pension expense allocated to the Company under the plans was approximately $65,000 and $32,000 for the 5 months ending December 29, 2007 and December 30, 2006, respectively. Included in deferred employee benefits is an obligation of approximately $0 and $52,000 to CCI for pension costs at December 29, 2007 and December 30, 2006, respectively, which have been allocated to the Company by CCI and represent CCI’s estimate of such costs related to the Company’s participants in the plan.

5.	Other Postretirement Benefits

The Company participates in a defined benefit postretirement health care and life insurance plan sponsored by CCI, which had covered substantially all salaried employees. Effective January 1, 2000, the Company discontinued granting eligibility for postretirement benefits for Medicare eligible employees. However, a group of active employees who had reached age 50 and had a minimum of 12 years of service as of December 31, 2000 continue to retain eligibility in the benefit. In addition, retirees participating in the program as of December 31, 2000 also retain their eligibility.

The plan pays stated percentages of most necessary medical expenses incurred by retirees, reduced for payments by Medicare or other providers and after a stated deductible has been met. The plan is contributory for pre-Medicare health care costs, with retiree contributions equal to the average annual cost for an active employee. After becoming Medicare eligible, retirees with continued eligibility are not required to make a contribution. The accounting for the plan anticipates future cost sharing to increase at the health care trend rate. The expected cost of these postretirement benefits is charged to expense during the years employees render service. The plan is unfunded.

Postretirement benefit expense allocated to the Company under the plans was approximately $11,000 and $20,000 for the 5 months ending December 29, 2007 and December 30, 2006, respectively. Included in deferred employee benefits is an obligation of approximately $806,000 and $815,000 to CCI for post retirement costs at December 29, 2007 and December 30, 2006, respectively, which have been allocated to the Company by CCI and represent CCI’s estimate of such costs related to the Company’s participants in the plan.

6.	Related Party Debt

The Company is dependent on the availability of capital from a related party for working capital and other needs. The Company has a $32 million unsecured line of credit with the related party with no expiration date. Effective July 1, 2005, interest on borrowings under the line are calculated using a rate equal to the thirty day LIBOR rate plus 230 basis points, and changing the first day of each month (7.54% at December 29, 2007). The related party has confirmed with the Company that it does not intend to demand payment under this line of credit during fiscal year 2008. As such, these borrowings have been classified as long-term debt in the accompanying balance sheet.

Woodard, LLC
Notes to Financial Statements
December 29, 2007 and December 30, 2006
(Unaudited)
In December 2004, the Company issued $15 million in subordinated loan notes to three individual related parties. The related party notes have a stated interest rate of 2.6%, due annually on November 30. In consideration for the notes, these individuals were issued a 15% membership interest in the Company. The company assigned a value of approximately $1.1 million to the membership interest and approximately $13.9 million to the notes. The discounted value of the notes is being accreted to face value over the term of the notes, using an imputed interest rate of 5.25% which as equal to the prime rate in effect in December 2004. The notes had an original maturity date of December 1, 2007; however, on August 20, 2007, the $15 million in subordinated loan notes were contributed to equity. As such, these borrowings have been classified as long-term debt in the accompanying balance sheet.

Interest expense on all related party debt totaled approximately $530,000 and $697,000 for the 5 months ending December 29, 2007 and December 30, 2006, respectively.

7.	Related Party Transactions

CCI charges a management fee to the Company, which amounted to $212,000 and $241,000 for the 5 months ending December 29, 2007 and December 30, 2006, respectively, and is included in General and Administrative Expenses in the accompanying Statements of Operations. CCI also incurs expenses on behalf of the Company for various professional fees and bank charges. These expenses, which are reimbursed by the Company, totaled approximately $19,000 and $16,000 for the 5 months ending December 29, 2007 and December 30, 2006, respectively. Net amounts due to CCI are included in due to affiliates. In addition, as discussed in Note 9, the Company leases office space from a related party.

The Company made purchases totaling $4.7 million and $8.6 million for the 5 months ending December 29, 2007 and December 30, 2006, respectively from a Chinese joint venture which is 50% owned by related parties. The liability to the joint venture was approximately $0.8 million and $5.6 million at December 29, 2007 and December 30, 2006, respectively.

8.	Contingencies

The Company has been named as a defendant in various lawsuits alleging personal injury and product liability claims that arise in the ordinary course of business.

Although it is difficult to estimate the liability of the Company related to these claims, in the opinion of management of the Company, these matters will not have a material adverse effect on the Company’s financial position or results of its operations.

9.	Lease Commitments

The Company leases space for its office headquarters and various other facilities. The following is a schedule of those and other personal property future minimum lease commitments at December 29, 2007:

Woodard, LLC
Notes to Financial Statements
December 29, 2007 and December 30, 2006
(Unaudited)

Years ending
2008	643,769
2009	63,871

Total future minimum lease commitments	$707,640

Total rent expense was approximately $261,000 and $243,000 for the 5 months ending December 29, 2007 and December 30, 2006, respectively. Included in this amount is rent for office space leased from a related party totaling $163,000 and $156,000 for the 5 months ending December 29, 2007 and December 30, 2006, respectively.

The Company subleases their facility in Ontario, California and as such, recorded sublease income of approximately $291,000 and $290,000 for the 5 months ending December 29, 2007 and December 30, 2006, respectively. The total of minimum sublease rentals to be received in 2008 amounted to $58,000.

10.	Product Warranties

Liabilities for product warranties are as follows:

December 29,
2007
Beginning balance	$583,953
Accruals for warranties	506,894
Settlements made during the period	(506,894)

Ending balance	$583,953